Exhibit 99.1

KINDER MORGAN TO APPLY TRANS MOUNTAIN PROCEEDS TO DEBT REDUCTION

Announces Intention to Vote its Shares in Support of KML Board Proposals

HOUSTON, Sept. 4, 2018 - Kinder Morgan, Inc., (NYSE: KMI) today announced its intention to vote in favor of the Kinder Morgan Canada Limited (TSX: KML) board’s proposals that will facilitate the distribution of approximately $2.0 billion of Trans Mountain net sale proceeds as a return of capital to KMI; and reiterated its intention to use the proceeds to pay down debt.  As a result, KMI currently expects to end the year at a Net Debt-to-Adjusted EBITDA ratio of approximately 4.6 times, and expects to have reduced its consolidated net debt by approximately $7.8 billion since the third quarter of 2015.

“Today, we are revising our long-term leverage target from at or below 5.0 times to around 4.5 times, which is consistent with where we expect to end the year,” said KMI President Kim Dang.  “We have been very successful over the last several years in substantially improving our balance sheet to enhance our financial strength, and we expect that to be recognized by the ratings agencies.”

Kinder Morgan, Inc. (NYSE: KMI) is one of the largest energy infrastructure companies in North America.  We own an interest in or operate approximately 84,000 miles of pipelines and 152 terminals.  Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, CO2 and other products, and our terminals transload and store liquid commodities including petroleum products, ethanol and chemicals, and bulk products, including petroleum coke, metals and ores. For more information please visit www.kindermorgan.com.

Non-GAAP Financial Measures

The non-generally accepted accounting principles (non-GAAP) financial measure of net income before interest expense, taxes, DD&A and Certain Items (Adjusted EBITDA) is presented herein.

Certain Items as used to calculate our Non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact (for example, asset impairments), or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example certain legal settlements, enactment of new tax legislation and casualty losses).

Adjusted EBITDA is calculated by adjusting net income before interest expense, taxes, and DD&A (EBITDA) for Certain Items, noncontrolling interests before Certain Items, and KMI’s share of certain equity investees’ DD&A (net of consolidating joint venture partners’ share of DD&A) and book taxes.  Adjusted EBITDA is used by management and external users, in conjunction with our net debt, to evaluate certain leverage metrics.  Therefore, we believe Adjusted EBITDA is useful to investors.  We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income.

Our non-GAAP measures described above should not be considered alternatives to GAAP net income or other GAAP measures and have important limitations as analytical tools.  Our computations of Adjusted EBITDA may differ from similarly titled measures used by others.  You should not consider non-GAAP measures in isolation or as substitutes for an analysis of our results as reported under GAAP.  Management compensates for the limitations of non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and considers this information in its analysis and its decision-making processes.

Important Information Relating to Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934. Generally the words “expects,” “believes,” anticipates,” “plans,” “will,” “shall,” “estimates,” and similar expressions identify forward-looking statements, which are generally not historical in nature.  Forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them.  Although KMI believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statements will materialize.  Important factors that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements include the risks and uncertainties described in KMI’s reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year-ended December 31, 2017 (under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” and elsewhere) and its subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website at ir.kindermorgan.com.  Forward-looking statements speak only as of the date they were made, and except to the extent required by law, KMI undertakes no obligation to update any forward-looking statement because of new information, future events or other factors.  Because of these risks and uncertainties, readers should not place undue reliance on these forward-looking statements.

CONTACTS
Dave Conover	Investor Relations
Media Relations	(800) 348-7320
(713) 420-6397	km_ir@kindermorgan.com
Newsroom@kindermorgan.com	www.kindermorgan.com